UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CIBER, Inc. (“CIBER” or the “Company”) announced that, effective March 28, 2011, Eric D. Goldfarb has been named executive vice president and chief information officer of CIBER.  A copy of the press release announcing Mr. Goldfarb’s appointment as executive vice president and chief information officer is attached as Exhibit 99.1 to this Current Report.

Employment Agreement with Mr. Goldfarb

In connection with CIBER’s appointment of Mr. Goldfarb as executive vice president and chief information officer, CIBER and Mr. Goldfarb entered into CIBER’s Executive Vice President Employment Agreement, dated as of March 28, 2011 (the “Employment Agreement”), attached hereto as Exhibit 10.1, which provides for the following:

(i)            a starting base salary of $345,000 annually;

(ii)           a target bonus of 90% of base salary, which bonus may be greater or less than 100% of base salary based upon whether performance targets have been achieved or exceeded and the first six (6) months of which is guaranteed;

(iii)          an inducement grant of 300,000 CIBER stock options and 100,000 CIBER restricted stock units (the “RSUs”).  The stock options and RSUs will vest over a four year period, beginning six (6) months after the commencement of Mr. Goldfarb’s employment, with the stock options vesting monthly and the RSUs vesting quarterly.  The inducement grant will be made on March 28, 2011 in accordance with the Notice of Grant of Stock Options and Option Agreement and the Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement attached as Exhibits 10.2 and 10.3.

In the event Mr. Goldfarb is terminated within twelve (12) months of a change in control of CIBER (as defined in the Employment Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Goldfarb is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include, (i) a pro-rata bonus with respect to the calendar year in which the termination occurred to the extent performance goals related to the bonus have been achieved (to be paid at the same time bonuses are normally paid for the year), (ii) a cash payment equal to eighteen (18) months of Mr. Goldfarb’s annual salary and annual bonus at target levels in effect on the day of termination, payable after a legal release is signed and effective, (iii) health benefits for eighteen (18) months to the extent that payment of such benefits does not cause CIBER’s health care benefit plans to fail any discrimination testing that may become applicable and (iv) all unvested equity awards held by Mr. Goldfarb shall fully vest and must be exercised by Mr. Goldfarb by the earlier of (A) the one-year anniversary of the effective date of the termination or (B) the option expiration date.

Upon either Mr. Goldfarb’s termination by CIBER without cause, or by Mr. Goldfarb for good reason (each term as defined in the Employment Agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Goldfarb is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a pro-rata bonus with respect to the calendar year in which the effective date of termination occurred to the extent performance goals related to the bonus have been achieved (to be paid at the same time bonuses are normally paid for the year), (ii) a cash payment equal to twelve (12) months of Mr. Goldfarb’s annual base salary and annual bonus at target levels in effect on the day of termination, payable after the release effective date, (iii) health benefits for twelve (12) months to the extent that payment of such benefits does not cause CIBER’s health care benefit plans to fail any discrimination testing that may become applicable, (iv) all unvested equity awards held by Mr. Goldfarb that are scheduled to vest within one year following Mr. Goldfarb’s effective date of termination shall fully vest and (v) all vested equity awards must be exercised by Mr. Goldfarb by the earlier of (A) the date such cease to be exercisable after a termination of service in accordance with the terms of the CIBER, Inc. 2004 Incentive Plan as amended, or such other plan under which the options or the restricted stock units are issued, or (B) the option expiration date.

Mr. Goldfarb is subject to customary non-compete, non-solicitation of clients and no-hire obligations during his employment and for twelve (12) months after termination.

The foregoing description of Mr. Goldfarb’s Employment Agreement and inducement grants are qualified in their entirety by reference to the Employment Agreement and Inducement Grant Agreements, attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Goldfarb will be eligible to participate in the CIBER, Inc. 2004 Incentive Plan, as amended and restated as of February 28, 2010.

Mr. Goldfarb, 46, was executive vice president, executive committee member and CIO at BearingPoint, Inc. from 2006 to 2010.  In this role he was responsible for rebuilding the mission of and setting the priorities for the IT organization where he successfully integrated multiple financial systems, achieved compliance with federal regulations, and delivered significant cost savings through innovations that earned

BearingPoint a spot on InformationWeek’s list of most innovative companies.  Additionally, Mr. Goldfarb was instrumental in expanding the client base through website redesigns that enabled client mining and increased marketing activities.  This effort won a 2007 Interactive Media Award™.  Prior to his employment with BearingPoint, Mr. Goldfarb was executive vice president and chief information officer at PRG Schultz International, Inc., a financial service industry company, from 2002 to 2006, where he was responsible for creating efficiencies in the corporation’s operating and business processes. From 1996 to 2002, Mr. Goldfarb held various chief information officer positions with Global Knowledge, Inc., Viacom, Inc. and Elder-Beerman Stores Corporation and various information and business systems managerial positions with Limited Brands, Inc., The Interpublic Group and Domino’s Pizza, Inc.  Mr. Goldfarb is a widely published thought leader in the discipline of applying information technology to business needs. He is co-author of several books including Ways to Reduce IT Spending, (2004). His articles have appeared in Computerworld and CIO Magazine.  Computerworld recognized Mr. Goldfarb as one of the world’s premier 100 IT leaders in 2003.  The nominating committee described him as, “A trusted industry veteran known for his leadership, creativity, vision, charisma, no-nonsense risk-taking attitude, and his results.”  He holds a Bachelor of Arts degree from the University of Michigan.

Mr. Goldfarb is not and has not been involved in any related party transactions with CIBER and does not have any family relationships with any other director, executive officer or any persons nominated for such positions.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated March 28, 2011 between CIBER, Inc. and Eric D. Goldfarb.
10.2	Notice of Grant of Stock Options and Option Agreement
10.3	Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement
99.1	Press Release dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: March 28, 2011	By:	/s/ Christopher L. Loffredo
	Name:	Christopher L. Loffredo
	Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated March 28, 2011 between CIBER, Inc. and Eric D. Goldfarb.
10.2	Notice of Grant of Stock Options and Option Agreement
10.3	Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement
99.1	Press Release dated March 28, 2011